                                                                EXHIBIT 99.J(ii)

                         BROWN BROTHERS HARRIMAN & CO.




                                                                     April, 1994

                              SCUDDER FEE SCHEDULE

                                   SCHEDULE A


 MARKET                          ASSET CHARGE(BP)              TRANSACTION CHARGE
Group 1
United States                1.0 on first $100 million          DTC:                       $10
                             .5 on all over $100 million        Physical and Same Day
                                                                Money Market Transactions: $25
GROUP 2
Euroclear and Cedel*                    3                                 35

GROUP 3
Canada                                  4                                 20

GROUP 4
Germany                                 5                                 30
Japan                                   5                                 30
Switzerland                             5                                 50
United Kingdom                          5                                 45

GROUP 5
Australia                               6                                 50
Denmark                                 6                                 50
France                                  6                                 60
Netherlands                             6                                 75
New Zealand                             6                                 50
Sweden                                  6                                 60

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

                         BROWN BROTHERS HARRIMAN & CO.

GROUP 6
Belgium                      8                                            50
Finland                      8                                            60
Hong Kong                    8                                            75
Ireland                      8                                            50
Italy                        8                                            60
Luxembourg                   8                                            50
Norway                       8                                            75
Singapore                    8                                            75



GROUP 7
Austria                      10                                           60
Malaysia                     10                                           75
Spain                        10                                           60

GROUP 8
Indonesia                    15                                           75
Mexico                       15                                           50
Thailand                     15                                           75

EMERGING MARKETS
Argentina                    27                                           75
Brazil                       21                                           50
Chile                        35                                           75
China                        35                                           60
Colombia                     45                                          100
Greece                       50                                          150
India                        40                                     100 per partial
Israel                       25                                          150
Korea                        22                                           50
Pakistan                     35                                          100
Phillipines                  25                                           50
Poland                       50                                           50
Portugal                     25                                          125
Sri Lanka                    20                                           50
Taiwan                       25                                           75
Turkey                       35                                           75
Uruguay                      50                                          150
Venezuela                    35                                           75

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

                         BROWN BROTHERS HARRIMAN & CO.

 .    Annual Minimum Custody Fee:   $10,000 per account

 .    Automation:  This schedule assumes machine readable trade instructions.
     ----------
 .    For the Korea Fund, BBH&Co. will charge 14.5 basis points.


                             Out-of Pocket Expenses
                             ----------------------

          Out-of-pocket expenses including but not limited to communication expenses, wire charges, telex, legal, telephone, postage and direct expenses including but not limited to stamp duties, commissions, dividend and income collection charges, taxes, certificate fees, special handling, transfer and registration fees would be additional.

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